                                                                    EXHIBIT 10.6

                            NONCOMPETITION AGREEMENT


     NONCOMPETITION AGREEMENT (the "Agreement") dated as of this 27th day of March, 2001, between New York Community Bancorp, Inc. a corporation organized under the laws of Delaware, with its principal administrative office at 615 Merrick Avenue, Westbury, New York (the "Holding Company"); Richmond County Savings Bank, a New York State chartered savings bank ("Richmond Bank"); Richmond County Financial Corp., a corporation organized under the laws of Delaware and the principal holding company for Richmond Bank ("Richmond,"), both Richmond Bank and Richmond having their principal administrative offices at 1214 Castleton Avenue, Staten Island, New York, and Anthony E. Burke (the "Covenantor").

     WHEREAS, Covenantor is currently employed as President and Chief Operating Officer of Richmond and President and Chief Operating Officer of Richmond Bank;

     WHEREAS, Richmond is entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") with the Holding Company, pursuant to which Richmond will merge with and into the Holding Company (the "Merger") with the Holding Company being the surviving corporation and pursuant to which Richmond Bank will merge with and into New York Community Bank, a New York State chartered savings bank which is a wholly owned subsidiary of the Holding Company (the "Bank"), with the Bank being the surviving bank; and

     WHEREAS, Covenantor and Richmond are parties to an employment agreement, as amended and restated as of September 21, 1999, and Covenantor and Richmond Bank are parties to an employment agreement dated as of September 21, 1999 (together, the "Prior Employment Agreements");

     WHEREAS, Covenantor has entered into an Employment Agreement with the Holding Company of even date herewith, pursuant to which Covenantor will serve as Senior Executive Vice President and Chief Operating Officer of the Holding Company and Covenantor has entered into an Employment Agreement with the Bank of even date herewith pursuant to which Covenantor will serve as President and Chief Operating Officer of the Bank (the "New Employment Agreements") effective at the Effective Time as defined in the Merger Agreement (the "Effective Time");

     WHEREAS, in consideration of the willingness of the Holding Company and the Bank to enter into the New Employment Agreements, Covenantor agrees that the Prior Employment Agreements shall be cancelled as of the date hereof;

     WHEREAS, Covenantor agrees to enter into this Agreement in consideration for which the Holding Company will provide certain monetary consideration recited below;

     NOW, THEREFORE, in consideration of the foregoing and the mutual commitments contained in this Agreement, the parties hereto agree as follows:

     1.   Effectiveness; Effect on Prior Agreements.
          -----------------------------------------

          (a) This Agreement shall be effective as of the date hereof. The parties agree that the Prior Employment Agreements are null and void effective as of the date hereof. Notwithstanding the foregoing, if the Merger Agreement is terminated in accordance with Article VIII of the Merger Agreement, the Prior Employment Agreements shall be deemed to have not been cancelled and this Agreement shall be null and void.

     2.   Noncompete Consideration.
          ------------------------

     In consideration for his execution of this Agreement, the Holding Company will pay to Covenantor the amount of $1,500,000 at the Effective Time provided Covenantor is then employed by Richmond and Richmond Bank.

     3.   Confidential Information.
          ------------------------

          (a) Covenantor agrees that he shall keep secret and confidential all business-related information about Richmond, Richmond Bank, the Holding Company and its subsidiaries, including without limitation, information about business contacts, transactions, contracts, intellectual property, finances, personnel, products and pricing, customers, or corporate affairs of which Covenantor may have become aware, whether or not relating to or arising out of Covenantor's specific duties, ("Confidential Information") and Covenantor shall not disclose or make known any of such Confidential Information or anything relating thereto to any person, firm or corporation except to officers, directors, employees, agents and advisors of the Holding Company and its subsidiaries and such other persons or entities as may be authorized by Richmond or the Holding Company;

          (b) Upon termination of his employment with Richmond and Richmond Bank or the Holding Company and its subsidiaries, Covenantor shall immediately return to Richmond and Richmond Bank or the Holding Company and its subsidiaries any and all Confidential Information in his possession or under his control, including, without limitation, all reports, analyses, summaries, notes, or other documents or work papers, containing or based upon any Confidential Information, whether prepared by Richmond, Richmond Bank, the Holding Company or any of its subsidiaries, Covenantor or any other person or entity.

          (c) Should any person request in any manner that Covenantor disclose any Confidential Information, Covenantor shall immediately notify Richmond and Richmond Bank and the Holding Company and its subsidiaries of such request and the content of all communications and discussions relating thereto.

     4.   Covenant not to Compete; Nonsolicitation of Employees and Customers.
          -------------------------------------------------------------------

          (a) Covenantor agrees that while employed by the Holding Company and the Bank, and during the twelve month period following the termination of such employment for any reason but in any event for a period of time no shorter than the thirty-six month period immediately following the Effective Time, Covenantor will:

          (i) not, directly or indirectly (whether as principal, agent, independent contractor, employee or otherwise), own, manage, operate, join, control or otherwise carry on, participate in the ownership, management, operation or control of, or be engaged in or concerned with, any business competitive with that of the Holding Company or the Bank or their affiliates (a "Competing Business"), provided that the Covenantor shall not be prohibited from owning less than 5% of any publicly traded corporation, whether or not such corporation is in competition with the Holding Company or the Bank or their affiliates;

          (ii) inform any person which seeks to engage the services of Covenantor that Covenantor is bound by this Section 4 and the other terms of this Agreement;

          (iii) not solicit or induce or attempt to solicit or induce, directly or indirectly, any employee of the Holding Company or the Bank or their affiliates, whether or not such person would commit a breach of any employment agreement by reason of leaving service, to terminate such employee's employment relationship with the Holding Company or the Bank or their affiliates in order to enter into any such relationship with him or any person in competition with the business of the Holding Company or the Bank or their affiliates;

          (iv) not, (x) solicit by mail, by telephone, by personal meeting, or by any other means, either directly or indirectly, any customer or prospective customer of the Holding Company or the Bank or their affiliates to transact any Competing Business or to reduce or refrain from doing any business with the Holding Company or the Bank or their affiliates, or (y) interfere with or damage (or attempt to interfere with or damage) any relationship between the Holding Company or the Bank or their affiliates and any such customer or prospective customer.

          (b) Covenantor understands and agrees that money damages may not be a sufficient remedy for any breach or attempted or threatened breach of this
Section 4 by Covenantor and that the Holding Company and its subsidiaries shall be entitled to equitable relief, including specific performance and injunctive relief as remedies for any such breach or threatened or attempted breach. Covenantor hereby consents to the granting of an injunction (temporary or otherwise) against Covenantor or to the entering of any other court order against Covenantor prohibiting and enjoining Covenantor from violating, or directing Covenantor to comply with, any provision of this Section 4. Covenantor also agrees and understands that such remedies shall be in addition to any and all remedies, including damages, available to the Holding Company or its subsidiaries against Covenantor for such breaches or threatened or attempted breaches.

          (c) In addition to the Holding Company's rights set forth in paragraph (b) of this Section 4, in the event that Covenantor shall violate the terms and conditions of Sections 3 or 4 of this Agreement, the Holding Company or the Bank may terminate any payments or benefits of any type and regardless of source payable by the Holding Company or the Bank, if applicable, to Covenantor.

     5.   Entire Agreement; Modification.
          ------------------------------

     This Agreement contains the entire agreement between Covenantor, the Holding Company, Richmond and Richmond Bank with respect to the subject matter hereof and it is the complete, final and exclusive embodiment of our agreement with regard to this subject matter hereof. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be amended except in writing signed by all parties.

     In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

     6.   Notices.
          -------

     For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five (5) days after deposit in the United States mail, certified and return receipt requested, postage prepaid, to such address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     7.   Waiver.
          ------

     If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

     8.   Assignment.
          ----------

     This Agreement and any rights or obligations hereunder may be assigned by the Holding Company or the Bank to any successor in interest to the Holding Company's or the Bank's business. This Agreement may not be assigned by Covenantor.

     9.   Headings.
          --------

     The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

     10.  Governing Law.
          -------------

     This Agreement shall be governed by the laws of the State of New York.

     11.  Required Provisions.
          -------------------

     Any payments made to Executive pursuant to this Agreement are subject to and conditioned upon compliance with 12 U.S.C. ss.1828(k) and any rules and regulations promulgated thereunder, including 12 C.F.R. Part 359.

                                   SIGNATURES


         IN WITNESS WHEREOF, New York Community Bancorp, Inc., Richmond County Financial Corp. and Richmond County Savings Bank have caused this Agreement to be executed and its seal to be affixed hereunto by its duly authorized officer and its directors, and Executive has signed this Agreement, on the date set forth on the first page hereof.


ATTEST:                                      NEW YORK COMMUNITY BANCORP, INC.


/s/ Michael J. Lincks                        BY: /s/ Joseph R. Ficalora
-----------------------------                    ----------------------------
Secretary


[SEAL]

ATTEST:                                      RICHMOND COUNTY FINANCIAL CORP.


/s/ Carolynn Orisino                         BY: /s/ Michael F. Manzulli
------------------------                         ---------------------------
Secretary

[SEAL]

ATTEST:                                      RICHMOND COUNTY SAVINGS BANK


/s/ Carolynn Orisino                         By: /s/ Michael F. Manzulli
-----------------------------                    ---------------------------
Secretary

[SEAL]

WITNESS:                                     EXECUTIVE

/s/ Carolynn Orisino                         /s/ Anthony E. Burke
------------------------------               ------------------------------
                                             Anthony E. Burke